UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DRAGONFLY ENERGY HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computer on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DRAGONFLY ENERGY HOLDINGS CORP.

1190 Trademark Drive, #108

Reno, Nevada 89521

November 12, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Dragonfly Energy Holdings Corp., or the Annual Meeting, which will be held on Tuesday, November 12, 2024, at 9:00 a.m., Pacific Time. This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at http://www.web.viewproxy.com/DFLI/2024. You will be able to attend the Annual Meeting by first registering at http://www.web.viewproxy.com/DFLI/2024. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

●	to elect two directors to the Board of Directors (the “Board”) to hold office until the 2027 annual meeting of stockholders (the “Director Proposal”);

●	to approve a proposal to authorize the Board, in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of only the then-outstanding shares of our common stock (with no change to the authorized capital stock of the Company), at a ratio of not less than one-for-five (1:5) and not greater than one-for-twenty (1:20) (the “Reverse Stock Split”), with the exact ratio to be determined by our Board and included in a public announcement (the “Reverse Stock Split Proposal”);

●	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of the Reverse Stock Split Proposal are insufficient to approve such proposal (the “Adjournment Proposal);

●	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (the “Auditor Proposal”); and

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

Please complete, sign and return the proxy card whether or not you plan to attend the Annual Meeting. Alternatively, you may vote online at http://www.web.viewproxy.com/DFLI/2024. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Annual Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

On behalf of the Board and the employees of Dragonfly Energy Holdings Corp., we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

By:	/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-612-8937

Notice of Annual Meeting of Stockholders

Date:	November 12, 2024

Time:	9:00 a.m., Pacific Time

Place:	This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen, vote and submit questions regardless of location via the Internet at http://www.web.viewproxy.com/DFLI/2024. You will be able to attend the Annual Meeting by first registering at http://www.web.viewproxy.com/DFLI/2024. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date.

At our 2024 Annual Meeting, we will ask you:

1.	to elect two directors to the Board of Directors (the “Board”) to hold office until the 2027 annual meeting of stockholders (the “Director Proposal”);

2.	to approve a proposal to authorize the Board, in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of only the then-outstanding shares of the Company’s common stock (with no change to the authorized capital stock of the Company), at a ratio of not less than one-for-five (1:5) and not greater than one-for-twenty (1:20) (the “Reverse Stock Split”), with the exact ratio to be determined by our Board and included in a public announcement (the “Reverse Stock Split Proposal”);

3.	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of the Reverse Stock Split Proposal are insufficient to approve such proposal (the “Adjournment Proposal”);

4.	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (the “Auditor Proposal”); and

5.	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of Dragonfly Energy Holdings Corp. at the close of business on October 7, 2024 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Reno, Nevada

October 21, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 12, 2024: Our Proxy Statement for the 2024 Annual Meeting of Stockholders and the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2023 are available at http://www.web.viewproxy.com/DFLI/2024.

You are cordially invited to attend the Annual Meeting via live webcast by visiting http://www.web.viewproxy.com/DFLI/2024. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board urges you to vote over the Internet by going to http://www.web.viewproxy.com/DFLI/2024 or by telephone by calling Alliance Advisors at (866) 612-8937 or to sign, date and mark the proxy card promptly and return it to Dragonfly Energy Holdings Corp. Voting over the Internet or by telephone or by returning the proxy card will not prevent you from voting at the virtual Annual Meeting. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

THE MEETING

General

Dragonfly Energy Holdings Corp., or Dragonfly, is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Dragonfly Energy Holdings Corp. The term “Annual Meeting” as used in this proxy statement refers to the 2024 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials online at http://www.web.viewproxy.com/DFLI/2024, where you can access this proxy statement for the 2024 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), and our proxy card. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Annual Meeting or you may vote online at http://www.web.viewproxy.com/DFLI/2024. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Annual Meeting are dated October 21, 2024. If you owned shares of common stock of Dragonfly at the close of business on October 7, 2024 (the “Record Date”), you are entitled to vote at the Annual Meeting, as set out below. Each share of common stock is entitled to one vote per share. On the Record Date, there were 62,776,944 shares of common stock outstanding.

This year’s Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will convene on November 12, 2024, at 9:00 a.m. Pacific Time. In order to participate in the Annual Meeting live via the Internet, you must register at http://www.web.viewproxy.com/DFLI/2024 by 11:59 p.m. Eastern Time by November 11, 2024. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of proxy materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.web.viewproxy.com/DFLI/2024.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the event password you received via email in your registration confirmation at http://www.web.viewproxy.com/DFLI/2024.

The Annual Meeting can be accessed by visiting http://www.web.viewproxy.com/DFLI/2024, where you will be able to listen to the meeting live, submit questions and vote online. You will need the virtual control number. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any technical difficulties accessing the Annual Meeting live audio webcast during the meeting time, there will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:45 a.m. Pacific Time on November 12, 2024, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

Purpose Of Annual Meeting

At the Annual Meeting, you will be asked to vote:

●	to elect two directors to the Board to hold office until the 2027 annual meeting of stockholders (the “Director Proposal”);

●	to approve a proposal to authorize our Board, in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of only the then-outstanding shares of the Company’s common stock (with no change to the authorized capital stock of the Company), at a ratio of not less than one-for-five (1:5) and not greater than one-for-twenty (1:20) (the “Reverse Stock Split”), with the exact ratio to be determined by our Board and included in a public announcement (the “Reverse Stock Split Proposal”);

●	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of the Reverse Stock Split Proposal are insufficient to approve such proposal (the “Adjournment Proposal”);

●	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (the “Auditor Proposal”); and

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of one-third of the voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting as of the Record Date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. We will include proxies marked as abstentions, withheld votes, and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

Holders of our common stock are entitled to one vote at the Annual Meeting for each share of the common stock that he or she owned as of the Record Date.

You may vote your shares at the Annual Meeting via live webcast, by phone, over the Internet or by proxy. If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the virtual control number assigned to you).

To vote over the Internet, you must go to http://www.web.viewproxy.com/DFLI/2024. To vote by phone, please call (866) 612-8937. To vote by proxy, complete, sign and return the proxy card in the enclosed postage-paid envelope. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your proxy will vote your shares “FOR” the Director Proposal; “FOR” the approval of the Reverse Stock Split Proposal; “FOR” the Adjournment Proposal; and “FOR” the Auditor Proposal and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Assuming that a quorum is present, the following votes will be required to approve each proposal:

●	With respect to the Director Proposal, directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the Director Proposal. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors.

●	With respect to the Reverse Stock Split Proposal, the Adjournment Proposal, and the Auditor Proposal, as well as, the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of the holders of a majority of the votes cast is required to approve these proposals. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of the Reverse Stock Split Proposal, the Adjournment Proposal and the Auditor Proposal.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

The Board has determined that a vote in favor of the foregoing proposals is in the best interests of Dragonfly and our stockholders and unanimously recommends a vote “FOR” the Board’s nominees for director; “FOR” the approval of the Reverse Stock Split Proposal; “FOR” the Adjournment Proposal; and “FOR” the Auditor Proposal and, in the discretion of the proxy holders, on any other matters that properly come before the meeting.

The Board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Broker Non-Votes

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations) but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe the Reverse Stock Split Proposal, the Adjournment Proposal, and the Auditor Proposal are likely to be considered “routine” items. This means that brokers may vote using their discretion on such proposals on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe the Director Proposal is likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approvals of the Reverse Stock Split Proposal, the Adjournment Proposal and the Auditor Proposal are deemed by the New York Stock Exchange to be “non-routine” matters, brokers will not be permitted to vote on the Reverse Stock Split Proposal, the Adjournment Proposal and the Auditor Proposal if the broker has not received instructions from the beneficial owner.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by attending the Annual Meeting and voting online even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Alliance Advisors LLC by phone at (866) 612-8937, or re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

●	filing a letter with our Secretary revoking the proxy;

●	submitting another signed proxy with a later date; or

●	attending the Annual Meeting and voting online, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Dragonfly.

Solicitation of Proxies

We will pay the costs of soliciting proxies from our stockholders, directors, officers or employees of Dragonfly may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

We have also retained Alliance Advisors LLC to assist us in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of us from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors LLC are anticipated to be approximately $24,670, and we will reimburse their out-of-pocket expenses. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of three classes and a total of seven directors, two of whom are being nominated for reelection at this Annual Meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Each of the two nominees listed below are incumbent directors. If elected at the Annual Meeting, each of these nominees would serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is uncontested.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In accordance with our Bylaws (the “Bylaws”) and Nevada law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the four nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election as Class B Directors at the Annual Meeting

The following table sets forth the name, age, position and tenure of each of the nominees for the 2024 Annual Meeting:

Name	Age	Position(s) Held With Dragonfly	Director Since
Brian Nelson	53	Director	2022
Jonathan Bellows	48	Director	2022

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Brian Nelson has served as a member of our Board since October 2022. Prior to the Business Combination (as defined herein), Mr. Nelson served on the board of directors of Dragonfly Energy Corp., a wholly-owned subsidiary of Dragonfly (“Legacy Dragonfly”), from April 2022 to October 2022. Mr. Nelson has served as the Chief Executive Officer of Precision Surfacing Solutions Group (formerly known as the Lapmaster Group) since 2003 and as the President since 2002. Mr. Nelson was hired in the sales department of Lapmaster in 1996 and he purchased the company in 2003. In 1996, Mr. Nelson served as a Sales Engineer for TII Technical Education Systems, and from 1993 to 1995, he served as a Staff Engineer for Rust Environment & Infrastructure. Mr. Nelson holds an M.B.A. in Entrepreneurship from the DePaul University Charles H. Kellstadt School of Business and a B.S. in Civil & Environmental Engineering from Marquette University. He is a member of the Association of Manufacturing Technology and Young President’s Organization. Mr. Nelson is qualified to serve on our Board based on his years of business experience as President and Chief Executive Officer of Precision Surfacing Solutions Group and Lapmaster.

Jonathan Bellows has served as a member of our Board since October 2022. Mr. Bellows currently serves as President of KORE Power, which acquired Northern Reliability in March 2022. He has served as President and Chief Executive Officer of Northern Reliability since April 2015. KORE Power is a publicly-traded fully integrated energy storage manufacturing company, combining Northern Reliability’s energy storage technology with KORE Power’s cell manufacturing capabilities. Mr. Bellows is also President and Chief Executive Officer of Nomad Transportable Power Systems, a provider of commercial and industrial-scale mobile energy storage units, which was founded by affiliates of KORE Power and Northern Reliability. Previously, Mr. Bellows was Vice President of Business and Sales at Sovernet Communications, a fiber-optic bandwidth infrastructure services provider, from 2005 to 2015. Mr. Bellows graduated Northern Vermont University - Johnson in 1998, where he earned his B.A. in History. Mr. Bellows is qualified to serve on our Board based on his energy storage industry expertise and operating and leadership experience.

Board Membership Diversity

In accordance with the Board Diversity Rules (Rule 5605(f) and Rule 5606) promulgated by The Nasdaq Stock Market LLC (“Nasdaq”), the following Board Diversity Matrix presents our Board diversity statistics. The minimum diversity objective for smaller reporting companies listed on the Nasdaq Capital Market on or after August 6, 2021 is two diverse directors by December 31, 2026 or two years from the date of listing, whichever is later, including one who self-identifies as female, and one who self-identifies as either female, an underrepresented minority or LGBTQ+. “Underrepresented Minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. “Two or More Races or Ethnicities” means a person who identifies with more than one of the following categories: White (not of Hispanic or Latinx origin), Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander. Our Board does not currently include any diverse directors; however, we intend to have at least two diverse directors by the August 6, 2026, the deadline set forth in the Nasdaq rules.

Board Diversity Matrix (As of October 7, 2024)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	0	0	7
Part 2: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	7

The Board recommends a vote “FOR” all of the nominees for election as directors.

CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

Our Board currently consists of three classes of a total of seven directors. Our directors each serve staggered three-year terms with one class being elected at each year’s annual meeting of stockholders, as follows:

●	Class A, which consists of Rick Parod and Karina Montilla Edmonds, whose terms will expire at the 2026 Annual Meeting;

●	Class B, which consists of Brian Nelson and Jonathan Bellows, whose terms will expire at this Annual Meeting; and

●	Class C, which consists of Denis Phares, Luisa Ingargiola and Perry Boyle, whose terms will expire at the 2025 Annual Meeting.

We have no formal policy regarding board diversity. Our priority selecting our Board members is the identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Dragonfly. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on at least a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Board of Directors

The following table sets forth our current directors, as of the date of this proxy statement, including two of our current directors who are nominated for election at the Annual Meeting.

Continuing Members of The Board of Directors

Current Class A Directors (Terms to Expire at the 2026 Annual Meeting)

The current members of the Board who are Class A Directors are as follows:

Name	Age	Position(s) Held With Dragonfly	Director Since
Rick Parod	71	Director	2022
Karina Montilla Edmonds	53	Director	2022

Rick Parod has served as a member of our Board since October 2022. Mr. Parod currently serves as the CEO of AdeptAg, a company that serves the controlled environment agriculture market. Prior to AdeptAg, Mr. Parod was the President and CEO and a director of the Lindsay Corporation, a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, from 2000 to 2017. From 1997 to 2000, Mr. Parod served as the Vice President and General Manager of the Irrigation Division of The Toro Company, a leading worldwide provider of outdoor turf, landscape, underground utility construction, irrigation and related equipment. Mr. Parod has also served as a director and as a member of the audit committee, compensation committee and nominating and corporate governance committee of Alamo Group Inc., a publicly listed company focusing on design, manufacturing, distribution, and service of equipment for infrastructure maintenance and agriculture, since December 2017 as well as a director of Raven Industries, Inc. from December 2017 until its acquisition by CNH Industrial N.V. in June 2022. Mr. Parod received a B.S. in accounting from Northern Illinois University and an M.B.A from Pepperdine University. Mr. Parod is qualified to serve on our Board based on his experience in manufacturing operations, product development and sales and marketing.

Karina Montilla Edmonds, Ph.D. has served as a member of our Board since October 2022. Dr. Edmonds currently serves as the Senior Vice President and Global Head of Academies and University Alliances at SAP SE, a leading producer of enterprise software for the management of business operations. Prior to joining SAP SE in April 2020, Dr. Edmonds served as the University Relations Lead for Google Cloud at Google from May 2017 through March 2020, where she facilitated research collaborations in AI. Before her time at Google, Dr. Edmonds served at the California Institute of Technology as Executive Director for Institute Corporate Relations from April 2013 through April 2016. In April 2010, Dr. Edmonds was appointed as the U.S. Department of Energy’s first Technology Transfer Coordinator, and she served in that position until April 2013. She has also held positions at the Jet Propulsion Laboratory, a NASA field center and leader in robotic space exploration, as Director for Jet Propulsion Laboratory Technology Transfer and at TRW, Inc. (now Northrop Grumman Corporation, a publicly listed multinational aerospace and defense technology company), as a Principal Investigator. Dr. Edmonds holds a B.S. in Mechanical Engineering from the University of Rhode Island and an M.S. and Ph.D. in Aeronautical Engineering, with a minor in Material Science, from the California Institute of Technology. Dr. Edmonds is also a registered patent agent with the U.S. Patent and Trademark Office. Dr. Edmonds serves on the boards of the University of Rhode Island and the National Science Foundation’s Directorate for Engineering Advisory Committee, and has previously served on the boards of the Institute for Pure and Applied Mathematics at the University of California, Los Angeles, ConnectED California and the University of Rhode Island Foundation. Dr. Edmonds is qualified to serve on our Board based on her industry leadership and expertise in technology transfer and commercialization.

Current Class B Directors (Terms to Expire at this Annual Meeting)

The current members of the Board who are Class B Directors are as follows:

Brian Nelson, see Mr. Nelson’s biography in “Proposal 1” above.

Jonathon Bellows, see Mr. Bellows biography in “Proposal 1” above.

Current Class C Directors (Terms to Expire at the 2025 Annual Meeting)

The current members of the Board who are Class C Directors are as follows:

Name	Age	Position(s) Held With Dragonfly	Director Since
Denis Phares	52	President, Chief Executive Officer, Interim Chief Financial Officer and Chairman	2022
Luisa Ingargiola	57	Lead Independent Director	2022
Perry Boyle	61	Director	2022

Dr. Denis Phares has served as our Chief Executive Officer and Chairman of our Board since October 2022. Dr. Phares is the co-founder of Legacy Dragonfly and has served as Legacy Dragonfly’s Chief Executive Officer and Chairman of the board of directors since 2012. From 2005 until 2012, Dr. Phares served as a faculty member of the Aerospace & Mechanical Engineering Department at the University of Southern California, where he worked extensively on renewable energy technologies and received tenure in 2010. Dr. Phares holds an M.B.A. from the University of Nevada — Reno, an M.S. and a Ph.D. in Environmental Engineering Science from the California Institute of Technology and a B.S. in Physics from Villanova University. Dr. Phares is qualified to serve on our Board based on his substantial business, leadership, and management experience as the Chief Executive Officer and Chairman of our Board.

Luisa Ingargiola has served as a member of our Board since October 2022. Prior to the Business Combination, Ms. Ingargiola served on the board of directors of Legacy Dragonfly from August 2021 to October 2022. Since February 2017, Ms. Ingargiola has served as Chief Financial Officer of Avalon GloboCare Corp. (NASDAQ: ALBT), a publicly listed bio-tech health care company. Prior to joining Avalon GloboCare Corp., Ms. Ingargiola served as the Chief Financial Officer and Co-Founder of MagneGas Corporation from 2007 to 2018. Ms. Ingargiola has also served as a director and Audit Committee Chair for various over-the-counter and Nasdaq companies. Ms. Ingargiola has served as a member of the board of directors and as Audit Committee Chair for Progress Acquisition Corporation from November 2020 to February 2023, as a member of the board of directors and as Audit Committee Chair for AgEagle Aerial Systems Inc. (NYSE American: UAVS) from May 2018 to November 2022, as the Audit Committee Chair of Siyata Mobile (NASDAQ: SYTA) from December 2020 to December 2021, as a member of the board of directors and as Audit Committee Chair for Electrameccanica Vehicles Corp. (Nasdaq: SOLO) (“Electrameccanica”) since March 2018 to March 2024, and following the sale of Electrameccanica to XOS, Inc. (“XOS”) in March 2024, commenced as a director of XOS,, as a member of the board and Audit Committee Chair for BioCorRx Inc. (OTC: BICX) since April 2018, and as a member of the board and Audit Committee Chair of Vision Marine Technologies, Inc. (NASDAQ: VMAR) since December 2020. Ms. Ingargiola holds a M.B.A. in Health Administration from the University of South Florida and a B.S. in Finance from Boston University. Ms. Ingargiola is qualified to serve on our Board based on her previous roles serving as Chief Financial Officer for multiple companies and extensive experience serving on multiple boards of directors for Nasdaq companies.

Perry Boyle has served as a member of our Board since October 2022. Prior to the Business Combination, he served on the board of directors of Chardan NexTech Acquisition 2 Corporation (“CNTQ”) from August 2021 to October 2022. Previously, Mr. Boyle was with Point72 and its affiliates and predecessors from 2004 through his retirement in March 2020. He helped lead Point72’s launch as a registered investment advisor, raising over $6 billion in external capital. He originally joined S.A.C. Capital Advisors (“S.A.C.”) in 2004 as the firm’s first director of research. In January 2013 he became head of equities and, in January 2015, he became head of discretionary investing at Point72. From June 2016 through December 2017 he served as the President and Chief Investment Officer of Stamford Harbor Capital, L.P., a company owned by businessman Steven A. Cohen. He returned to Point72 in January 2018. Prior to joining S.A.C., Mr. Boyle was a founding partner of Thomas Weisel Partners from 1999 until 2004, and a managing director at Alex Brown & Sons from 1992 – 1999. He began his career as an investment banker with Salomon Brothers Inc. Mr. Boyle is a member of the advisory board of the Center for a New American Security, and a director of The US Friends of the International Institute for Strategic Studies (“IISS”). He was a 2018 and 2019 delegate from the IISS to the Shangri-La Dialogue in Singapore. He is a council member of the Hoover Institution and a Lionel Curtis member of Chatham House. Mr. Boyle currently serves as the Chairman of the BOMA Project, a poverty graduation program for women, youth, and displaced persons in sub-Saharan Africa. He is also the President of the Affordable Housing Coalition of Ketchum, an advocacy organization for workforce housing in Ketchum, Idaho. He received his B.A. in Economics from Stanford University, his M.B.A. from Dartmouth College and a M.A. from the Fletcher School of Law and Diplomacy at Tufts University. Mr. Boyle is qualified to serve on our Board based on his industry leadership and capital markets experience from research to fundraising.

Independent Directors

Our Board has determined that Luisa Ingargiola, Rick Parod, Karina Montilla Edmonds, Brian Nelson, Jonathan Bellows are qualified to serve as independent directors. The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq’s rules, are comprised of those objective standards set forth in the rules promulgated by Nasdaq. The Board is responsible for ensuring that independent directors do not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Dragonfly or any subsidiary of Dragonfly other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Dragonfly or any subsidiary of Dragonfly; and (3) not have participated in the preparation of the financial statements of Dragonfly or any current subsidiary of Dragonfly at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Dragonfly’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Board Committees

Our Board has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. Copies of the charters for each committee are posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

In the year ended December 31, 2023, (i) our Board met three (3) times and acted by written consent five (5) times; (ii) our audit committee of the Board (the “Audit Committee”) met five (5) times and acted by written consent three (3) times; (iii) our compensation committee of the Board (the “Compensation Committee”) met three (3) times and acted by written consent one (1) time; and (iv) our nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) did not meet and acted by written consent one (1) time. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board and inclusive of any such special meetings of the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees).

Audit Committee

The Board has an Audit Committee, which currently consists of Luisa Ingargiola, Rick Parod, and Perry Boyle. Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, our Board has determined that Luisa Ingargiola qualifies as an Audit Committee financial expert within the meaning of SEC regulations and the Nasdaq Marketplace Rules.

Luisa Ingargiola serves as the chair of the Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee. The functions of the Audit Committee include, among other things:

●	appointing, compensating, oversight, and evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing our financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

●	obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any issues raised by the most recent internal quality-control review;

●	monitoring the rotation of the lead auditor of our independent auditors and consider regular rotation of the accounting firm serving as our independent auditors;

●	at least annually, reviewing relationships or services that may impact the objectivity and independence of the auditors;

●	reviewing our annual and financial statements and reports and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

●	establishing procedures for the receipt, retention and treatment of complaints received by us, regarding financial controls, accounting, auditing or other matters;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing our significant risk exposures; and

●	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us. A copy of the Audit Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Compensation Committee

The Board has a Compensation Committee which consists of Luisa Ingargiola, Brian Nelson, and Rick Parod, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules). The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including compensation of the directors and senior management of the Company and the administration of compensation plans of the Company.

The functions of the Compensation Committee include, among other things:

●	reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of our executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of our Chief Executive Officer and assessing the Chief Executive Officer’s performance against these goals and objectives;

●	making recommendations to our Board regarding the adoption, termination, amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	reviewing and approving the terms of any employment agreements, severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executives;

●	reviewing and discussing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

●	reviewing and recommending to our Board for executive officer development and retention and corporate succession plans.

The composition and function of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and the Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable to us.

The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee, which currently consists of Karina Montilla Edmonds, Brian Nelson and Jonathan Bellows. The Nominating and Corporate Governance Committee assesses potential candidates to fill perceived needs on the Board for required, skills, expertise, independence and other factors.

The functions of the Nominating and Corporate Governance Committee are expected to include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on our Board;

●	establishing a process for recommendation of director candidates by stockholders and publishing such process annually in our proxy statement;

●	considering nominations by stockholders of candidates for election to our Board;

●	annually reviewing the composition and organization of our Board’s committees and making recommendations to our Board for approval;

●	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles; and

●	reviewing annually the Nominating and Corporate Governance committee charter.

The composition and function of the Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq’s rules and regulations. We will comply with future requirements to the extent they become applicable to us.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Nomination of Directors

The Nominating and Corporate Governance Committee of the Board assesses potential candidates to fill the perceived needs on our Board for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at the Secretary of Dragonfly at 1190 Trademark Drive, #108, Reno, Nevada 89521. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Board Leadership Structure and Role in Risk Oversight

Periodically, our Board will assess the roles of Chairman and Chief Executive Officer, and the Board leadership structure to ensure the interests of Dragonfly and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Mr. Hoffman, as our President, Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Dragonfly and our business. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s risk strategy. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s) Held with Dragonfly	Officer Since:
Dr. Denis Phares	53	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board	2022
Tyler Bourns	35	Chief Marketing Officer	2022
Wade Seaburg	44	Chief Revenue Officer	2023

Dr. Denis Phares, see Dr. Phares’ biography under “Current Class C Directors” above.

Tyler Bourns has served as our Chief Marketing Officer since November 2022. Prior to the Business Combination, Mr. Bourns served as the Senior Vice President of Marketing of Legacy Dragonfly from December 2021 through October 2022. Previously, Mr. Bourns was the owner and served as the President of Bourns Productions Inc., a video production and marketing company focused on content creation, messaging and strategy for various brands across multiple industries, for twelve years. During his time at Bourns Productions Inc., he oversaw the day-to-day business of the company, worked closely with clients and provided hands on service in the creation of video, photography and graphic content, including for Legacy Dragonfly for the marketing of our Battle Born Batteries brand. In 2018, he was awarded the AAF Reno Ad Person of the Year. A three-time Emmy Award Winner, he has produced and filmed thought-leading content for companies such as Panasonic, GE Energy and Terrasmart. Mr. Bourns has also served on the board of directors for the Cordillera International Film Festival since its inception in 2018.

Wade Seaburg has served as our Chief Revenue Officer since November 2022. Prior to the Business Combination, Mr. Seaburg served as an outside contractor for Legacy Dragonfly from December 2018 through May 2021 and as the Director of Outside Sales and Business Development of Legacy Dragonfly from June 2021 through October 2022. Previously, Mr. Seaburg served as a senior account representative within the Distribution Manufactured Structures Division at WESCO International, Inc. (“WESCO”) (NYSE: WCC) from February 2004 to April 2016. After Mr. Seaburg’s time with WESCO, he served as the founder and president of Structure Sales, a company focused on representing industry-leading suppliers to OEMs in the RV and Marine markets, from May 2016 to May 2021. Mr. Seaburg graduated from Purdue University in May 2002 with a B.A. in Industrial Engineering. After graduating from Purdue, Mr. Seaburg completed the Eaton Corporation’s (NYSE: ETN) distinguished Technical Sales Training Program.

Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, which are described in the section entitled “Executive Compensation,” we have had the following transactions or series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Agreements with Directors and Officers

Arrangement with John Marchetti

As an inducement to hire Mr. John Marchetti as our former Chief Financial Officer in September 2021, we loaned Mr. Marchetti $350,000 to repay amounts owed by him to his former employer and entered into a related promissory note with a maturity of March 1, 2026. In connection with the Business Combination and our obligations as a publicly traded company, we forgave all amounts owed under the promissory note effective March 2022. On April 19, 2024, Mr. Marchetti’s employment with us was terminated.

Separation Agreements

On November 4, 2022, we announced that Sean Nichols, our former Chief Operating Officer, would be leaving the Company to pursue other interests. His last day of employment was November 7, 2022 (the “Separation Date”). On October 25, 2022, we entered into the Separation Agreement with Mr. Nichols that became effective and fully irrevocable on November 2, 2022, which was subsequently amended on November 14, 2022. Pursuant to the Separation Agreement, Mr. Nichols received a cash payment of $100,000 in one installment in December 2022 and was entitled to receive a cash payment of $1,000,000 in 24 monthly installments commencing in December 2022. Mr. Nichols’ outstanding equity awards granted by us fully vested and, in the case of options, were exercisable for 12 months following the Separation Date. The Separation Agreement also provides that we will pay a portion of Mr. Nichols’ premiums to continue participation in our health insurance plans for up to 18 months following the Separation Date. The Separation Agreement includes a general release of claims by Mr. Nichols and certain restrictive covenants in favor of us, including non-competition and non-solicitation covenants for 12 months following the Separation Date.

On April 26, 2023, we entered into a separation and release of claims agreement with Nicole Harvey, our former Chief Legal Officer. As consideration for Ms. Harvey’s execution of the agreement, we agreed to pay the employee payments equivalent to $720,000 for wages and benefits divided into 24 monthly payments commencing on June 1, 2023, and all outstanding equity-based compensation awards to become fully vested. Ms. Harvey had three (3) months from the termination date to exercise the outstanding options. The three (3) month period ended on July 26, 2023 in which the options were not exercised and the options were forfeited as a result.

Promissory Notes with Brian Nelson

On March 5, 2023, we issued the unsecured promissory note (the “March 2023 Note”) in the principal amount of $1.0 million to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount. The March 2023 Note became due and payable in full on April 1, 2023. We were also obligated to pay a loan fee of $100,000 to Mr. Nelson on April 4, 2023. We paid the principal amount and the loan fee in full on April 1, 2023 and April 4, 2023, respectively.

On January 30, 2024, we issued an unsecured convertible promissory note (the “January Note”) in the principal amount of $1.0 million (the “January Principal Amount”) to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount. The January Note became due and payable in full on February 2, 2024. We were also obligated to pay $50,000 (the “January Loan Fee”) to Mr. Nelson on February 2, 2024. We paid the January Principal Amount and the January Loan Fee in full on February 2, 2024.

On February 27, 2024 we issued a convertible promissory (the “February Note”) in the amount of $1.7 million (the “February Principal Amount”) to Mr. Nelson, in a private placement in exchange for cash in an equal amount. The February Note became due and payable in full on March 1, 2024. We were also obligated to pay a $85,000 loan fee (the “February Loan Fee”) to Mr. Nelson on March 1, 2024. We paid the February Principal Amount and the February Loan Fee on March 1, 2024.

Indemnification Agreements

We entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles of Incorporation (the “Articles of Incorporation” or “Charter”) and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including reasonable attorneys’ fees, incurred by a director or executive officer in generally any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Business Combination Agreements

On October 7, 2022 (the “Closing Date”), CNTQ and Legacy Dragonfly consummated the merger (the “Closing”) pursuant to the Agreement and Plan of Merger, dated as of May 15, 2022 (as amended, the “Business Combination Agreement”), by and among CNTQ, Bronco Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CNTQ (“Merger Sub”), and Legacy Dragonfly. Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Dragonfly (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Legacy Dragonfly continuing as the surviving corporation in the Merger and as our wholly owned subsidiary. In connection with the Business Combination, CNTQ changed its name to Dragonfly Energy Holdings Corp. This section describes the material provisions of certain additional agreements entered into pursuant to Business Combination, but does not purport to describe all of the terms thereof.

Amended Registration Rights Agreement

In connection with the Closing, CNTQ, Chardan NexTech Investments 2 LLC (the “Sponsor”) and certain other CNTQ shareholders parties thereto (collectively, the “Insiders”), Legacy Dragonfly, and certain Legacy Dragonfly stockholders entered into an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”). Pursuant to the Amended Registration Rights Agreement, the Insiders and the undersigned parties listed thereto were provided the right to demand registrations, piggy-back registrations and shelf registrations with respect to Registrable Securities (as defined in the Amended Registration Rights Agreement).

Private Placement

Pursuant to the subscription agreement, dated as of May 15, (the “Subscription Agreement”) by and between Chardan and the Sponsor, the Sponsor agreed to purchase, and Chardan agreed to sell to the Sponsor, an aggregate of 500,000 shares of CNTQ common stock (“CNTQ Common Stock”) for gross proceeds Chardan to Chardan of $5 million in a private placement. On September 28, 2022, the Sponsor and Chardan Capital Markets LLC, a New York limited liability company (“CCM”), entered into an assignment, assumption and joinder agreement, pursuant to which the Sponsor assigned all of the Sponsor’s rights, benefits and obligations under the Subscription Agreement to CCM.

Under the Subscription Agreement, the number of shares of CNTQ Common Stock that CCM was obligated to purchase was to be reduced by the number of shares of CNTQ Common Stock that CCM purchased in the open market, provided that such purchased shares were not redeemed, and the aggregate price to be paid under the Subscription Agreement was to be reduced by the amount of proceeds received by us because such shares are not redeemed. During the week of September 26, 2022, CCM acquired in the open market 485,000 shares of common stock, at purchase prices per share ranging from $10.33 to $10.38 (such shares, the “Purchased Shares”). In accordance with the aforementioned offset provision provided in the Subscription Agreement, the aggregate purchase price that CCM was obligated to pay under the Subscription Agreement was reduced from $5 million to zero and the aggregate number of shares of common stock that CCM was obligated to purchase under the Subscription Agreement was reduced from 500,000 shares to an aggregate of 15,000 shares of common stock. The Purchased Shares were not redeemed, resulting in (i) our receipt of $5,016,547 from the Trust Account (based on a per share redemption price of $10.34) and (ii) a reduction in CCM’s purchase commitment under the Subscription Agreement to zero in accordance with the Offset. At the Closing, we issued an additional 15,000 shares to CCM pursuant to the terms of the Subscription Agreement.

Debt Financing

Term Loan Agreement

Consistent with the commitment letter (the “Debt Commitment Letter”) dated May 15, 2022 by and between Chardan and Legacy Dragonfly, CCM Investments 5 LLC, an affiliate of CCM LLC (“CCM 5”, and in connection with the Term Loan, the “Chardan Lender”), and EICF Agent LLC (“EIP” and, collectively with the Chardan Lender, the “Initial Term Loan Lenders”), in connection with the Closing, Chardan, Legacy Dragonfly and the Initial Term Loan Lenders entered into the Term Loan, Guarantee and Security Agreement (as amended to date, the “Term Loan Agreement”) setting forth the terms of a senior secured term loan facility in an aggregate principal amount of $75 million (the “Original Term Loan”). The Chardan Lender backstopped its commitment under the Debt Commitment Letter by entering into a backstop commitment letter, dated as of May 20, 2022 (the “Backstop Commitment Letter”), with a certain third-party financing source (the “Backstop Lender” and collectively with EIP, the “Term Loan Lenders”), pursuant to which the Backstop Lender committed to purchase from the Chardan Lender the aggregate amount of the Term Loan held by the Chardan Lender (the “Backstopped Loans”) immediately following the issuance of the Term Loan on the Closing Date. Pursuant to an assignment agreement, the Backstopped Loans were assigned by CCM 5 to the Backstop Lender on the Closing Date.

The proceeds of the Term Loan were used (i) to refinance on the Closing Date prior indebtedness, (ii) to support the Business Combination under the Business Combination Agreement, (iii) for working capital purposes and other corporate purposes, and (iv) to pay any fees associated with transactions contemplated under the Term Loan Agreement and the other loan documents entered into in connection therewith, including the transactions described in the foregoing clauses (i) and (ii) and fees and expenses related to the business combination. The Term Loan amortizes in the amount of 5% per annum beginning 24 months after the Closing Date and matures on the fourth anniversary of the Closing Date (“Maturity Date”). The Term Loan accrues interest as follows: (i) until April 1, 2024, at a per annum rate equal to adjusted secured overnight financing rate (“SOFR”) plus 7% payable in cash plus an amount ranging from 4.5% to 6.5%, depending on our senior leverage ratio; (ii) effective April 1, 2024 and thereafter, interest payable to certain lenders subject to regulations of the U.S. Small Business Administration (“SBA”) with outstanding principal on that date of $30,846 will be limited to 14.0% per annum (except for default interest permitted under SBA regulations, as applicable); and (iii) the other outstanding principal will accrue interest from April 1, 2024 thereafter until October 1, 2024, at a per annum rate equal to adjusted SOFR plus 7% payable in cash plus an amount ranging from 4.5% to 6.5%, depending on the senior leverage ratio of the consolidated company, and at all times thereafter, at a per annum rate equal to adjusted SOFR plus a margin ranging from 11.5% to 13.5%, depending on our senior leverage ratio.

Payments of interest based on the Term Loan, are as follows:

(i) Interest payable on April 1, 2024, was paid in cash.

(ii) Interest payable on July 1, 2024, became payable-in-kind.

(iii) Interest payable on October 1, 2024, will be payable partly in cash and partly in-kind, at a per annum rate equal to adjusted SOFR plus 7% payable in cash plus an amount ranging from 4.5% to 6.5% paid-in-kind, depending on the senior leverage ratio of the consolidated company (subject to the 14.0% limit for lenders subject to SBA regulations).

(iv) For each payment date occurring on or after January 1, 2025, interest will be payable in cash.

In each of the foregoing cases, adjusted SOFR will be no less than 1%.

Pursuant to the Term Loan Agreement, we have guaranteed the obligations of Legacy Dragonfly and will be guaranteed by any of Legacy Dragonfly’s subsidiaries that are party thereto as guarantors. Pursuant to the Term Loan Agreement, the Administrative Agent was granted a security interest in substantially all of the personal property, rights and assets of us and Legacy Dragonfly to secure the payment of all amounts owed to lenders under the Term Loan Agreement. In addition, we entered into a Pledge Agreement (the “Pledge Agreement”) pursuant to which we pledged to the Administrative Agent our equity interests in Legacy Dragonfly as further collateral security for the obligations under the Term Loan Agreement.

The Term Loan Agreement contains affirmative and restrictive covenants and representations and warranties. We and our subsidiaries are bound by certain affirmative covenants setting forth actions that are required during the term of the Term Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, we, Legacy Dragonfly and each of our subsidiaries that are guarantors will be bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Term Loan Agreement without prior written consent, including, without limitation, incurring certain additional indebtedness, consummating certain mergers, acquisitions or other business combination transactions, and incurring any non-permitted lien or other encumbrance on assets. The Term Loan Agreement also contains other customary provisions, such as confidentiality obligations and indemnification rights for the benefit of the administrative agent and lenders. The Term Loan Agreement contains financial covenants requiring the credit parties to (a) maintain minimum liquidity (generally, the balance of unrestricted cash and cash equivalents in our account that is subject to a control agreement in favor of the Administrative Agent) of at least $10,000,000 as of the last day of each fiscal month commencing with the fiscal month ending December 31, 2022, (b) if the daily average liquidity for any fiscal quarter ending on December 31, 2022, March 31, 2023, June 30, 2023, or September 30, 2023 is less than $17,500,000 and for each fiscal quarter thereafter (commencing with the fiscal quarter ending December 31, 2023), maintain a senior leverage ratio (generally, aggregate debt minus up to $500,000 of unrestricted cash of CNTQ and its subsidiaries divided by consolidated EBITDA for the trailing twelve month period just ended) of not more than 6.75 to 1.00 for fiscal quarters ending December 31, 2022 to March 31, 2023, 6.00 to 1.00 for fiscal quarters ending June 30, 2023 to September 30, 2023, 5.00 to 1.00 for fiscal quarters ending December 1, 2023 to March 31, 2024, 4.00 to 1.00 for fiscal quarters ending June 30, 2024 to September 30, 2024, 3.25 to 1.00 for fiscal quarters ending December 31, 2024 to March 31, 2025, and 3.00 to 1.00 for fiscal quarters ending June 30, 2025 and thereafter, (c) if liquidity is less than $15,000,000 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2022), maintain a fixed charge coverage ratio for the trailing four fiscal quarter period of no less than 1.15:1.00 as of the last day of such fiscal quarter, and (d) if consolidated EBITDA is less than $15,000,000 for any trailing twelve month period ending on the last day of the most recently completed fiscal quarter, cause capital expenditures to not exceed $500,000 for the immediately succeeding fiscal quarter (subject to certain exceptions set forth in the Term Loan Agreement).

On March 29, 2023, September 29, 2023, December 29, 2023, May 13, 2024 and September 30, 2024, we obtained waivers from our Administrative Agent and Term Loan Lenders of our failures to satisfy the Senior Leverage Ratio and Fixed Charge Coverage Ratio tests (the “Tests”) with respect to the minimum cash requirements under the Term Loan during the quarter ended March 31, 2023 September 30, 2023, December 31, 2023, March 31, 2024 and September 30, 2024, respectively. On March 31, 2024, April 29, 2024, June 28, 2024, July 31, 2024, August 30, 2024 , and September 30, 2024, we received additional waivers from the Administrative Agent and the Term Loan Lenders in regard to our compliance with the liquidity requirement under the Term Loan as of the last day of the fiscal quarters ended March 31, 2024 and September 30, 2024, and as of the last day of the fiscal month ended April 30, 2024, June 30, 2024, July 31, 2024 and August 31, 2024, respectively.

In connection with the License Agreement by and among us, Legacy Dragonfly and Battle Born Battery Products, LLC, a newly formed wholly-owned subsidiary of Legacy Dragonfly, entered into a License Agreement (the “License Agreement”) with Stryten Energy LLC, on July 29, 2024, us, Legacy Dragonfly and Battle Born LLC entered into a Limited Waiver, Consent and Second Amendment to the Term Loan (the “Second Amendment”) with the Term Loan Lenders under our Original Term Loan.

Pursuant to the Second Amendment, the Term Loan Lenders (i) consented to the transactions contemplated by the License Agreement and the Trademark Transfer Agreement and (ii) agreed to waive the mandatory prepayment under the Loan Agreement that would have been due to the Term Loan Lenders under the Loan Agreement upon Battle Born LLC’s receipt of the Initial Licensing Fee.

In connection with the Amendment, Battle Born LLC entered into a Joinder Agreement with the Term Loan Lenders (the “Joinder”) whereby Battle Born LLC became a guarantor and credit party to the Loan Agreement.

June 2023 Offering

In June 2023, we entered into the June 2023 Offering, an aggregate of (i) 10,000,000 shares of our common stock, par value $0.0001, and (ii) the Investor Warrants, at the combined public offering price of $2.00 per share and accompanying Investor Warrant, less underwriting discounts and commissions, and (iii) the Underwriters’ Warrants. In addition, we granted the Underwriters a 45-day over-allotment option to purchase up to an additional 1,500,000 shares of common stock and/or Investor Warrants to purchase up to an aggregate of 1,500,000 shares of common stock at the public offering price per security, less underwriting discounts and commissions. In addition to the Underwriter, CCM also participated in the offering as an additional bookrunner.

The Investor Warrants are exercisable for five years from the closing date of the June 2023 Offering, have an exercise price of $2.00 per share and are immediately exercisable. In the event of certain fundamental transactions, holders of the Investor Warrants will have the right to receive the Black Scholes Value (as defined in the Investor Warrants) of their Investor Warrants calculated pursuant to the formula set forth in the Investor Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock. The Underwriters’ Warrants are exercisable upon issuance and will expire on June 20, 2028. The initial exercise price of the Underwriters’ Warrants is $2.50 per share, which equals 125% of the per share public offering price in the June 2023 Offering. As part of the June 2023 Offering, the Underwriters partially exercised their over-allotment option in the amount of 1,405,000 shares of common stock and Investor Warrants to purchase 1,405,000 shares of common stock. The June 2023 Offering closed on June 22, 2023.

Warrant and Waiver Agreements

In connection with the entry into the Term Loan Agreement, and as a required term and condition thereof, we issued (i) the Original Penny Warrants to the Term Loan Lenders under the Term Loan to purchase 2,593,056 shares upon the exercise of at an exercise price of $0.01 per share, which was equal to approximately 5.6% of common stock calculated on an agreed fully diluted outstanding basis on the issuance date and (ii) $10 Warrants to the Term Loan Lenders under the Term Loan exercisable to purchase 1,600,000 shares of our common stock at an exercise price of $10.00 per share.

On December 29, 2023, we received a waiver (the “December 2023 Waiver”) from the Term Loan Lenders (as defined below) in regards to our compliance with the fixed charge coverage ratio and maximum senior leverage ratio with respect to the minimum cash requirements (the “Tests”) under the Term Loan (as defined below) as of the last day of the quarter ended December 31, 2023. The December 2023 Waiver provided for a one-time issuance of penny warrants (the “December 2023 Penny Warrants”) to purchase up to 1,286,671 shares of our common stock, at an exercise price of $0.01 per share, in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2023. The December 2023 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

On May 13, 2024, we received a waiver (the “May 2024 Waiver”) from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended March 31, 2024. The May 2024 Waiver provided for a one-time issuance of penny warrants (the “May 2024 Penny Warrants”) to purchase up to 2,550,000 shares of our common stock (the “May 2024 Penny Warrant Shares”), at an exercise price of $0.01 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended March 31, 2024. The May 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

On June 28, 2024, we received a limited waiver and first amendment to the Original Term Loan (the “First Amendment”) from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended June 30, 2024. The First Amendment provided for a one-time issuance of penny warrants (the “June 2024 Penny Warrants”) to purchase up to 2,100,000 shares of our common stock (the “June 2024 Penny Warrant Shares”), at an exercise price of $0.01 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended June 30, 2024. The June 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

In addition, the First Amendment (i) reduced the liquidity requirement under the Term Loan to be $3.5 million as of the last day of the month ended June 30, 2024, and $10.0 million as of the last day of each fiscal month thereafter commencing with the fiscal month ending July 31, 2024 and (ii) provided for the interest to be paid on the Payment Date (as defined in the Term Loan) occurred on July 1, 2024 to be solely payable-in-kind.

On September 30, 2024, we received a limited waiver and third amendment to the Original Term Loan (the “Third Amendment”) from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended September 30, 2024. The Third Amendment provided for a one-time issuance of penny warrant (the “September 2024 Penny Warrants”) to purchase up to 3,000,000 shares of our common stock (the “September 2024 Penny Warrant Shares”), at an exercise price of $0.01 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended September 30, 2024. The September 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance.

The Penny Warrants have an exercise period of 10 years from the date of issuance. As of October 7, 2024, 1,996,323 shares of common stock have been issued upon the exercise of Penny Warrants.

The $10 Warrants had an exercise period of five years from the date of issuance and had customary cashless exercise provisions. As of December 31, 2022, the $10 Warrants have been exercised in full and are no longer outstanding.

The Penny Warrants have, and the $10 Warrants had, specified anti-dilution protection against subsequent equity sales or distributions, subject to exclusions including for issuances upon conversion exercise or exchange of securities outstanding as of the Closing Date, issuances pursuant to agreements in effect as of the Closing Date, issuances pursuant to employee benefit plans and similar arrangements, issuances in joint ventures, strategic arrangements or other non-financing type transactions and issuances pursuant to any public equity offerings. In addition, no anti-dilution adjustment will be made with respect to issuances of common stock pursuant to the ChEF Equity Facility (as defined below) (or replacement thereof) sold at a per share price above $5.00.

The shares issued or issuable upon exercise of the Warrants have customary registration rights, which are contained in the respective forms of the Warrants, requiring us to file and keep effective a resale registration statement registering the resale of the shares of common stock underlying the Warrants.

ChEF Equity Facility

Consistent with the equity facility letter agreement between Legacy Dragonfly and CCM 5, we and CCM we entered into the Original Purchase Agreement and the ChEF RRA with CCM in connection with the Closing. In addition, we appointed LifeSci Capital, LLC as “qualified independent underwriter” with respect to the transactions contemplated by the Purchase Agreement. On May 20, 2024, we entered into the A&R Purchase Agreement with CCM to update the VWAP mechanics to include Intraday VWAP Purchases (as defined in the Original Purchase Agreement).

Pursuant to, on the terms of, and subject to the satisfaction of the conditions in the Purchase Agreement, including the filing and effectiveness of a registration statement registering the resale by CCM of the shares of common stock issued to it under the Purchase Agreement, we have the right from time to time at our option to direct CCM to purchase an amount of shares of common stock, up to a maximum aggregate purchase price of $150 million, over the term of the ChEF Equity Facility. During the year ended December 31, 2022, we did not sell any shares of our common stock under the ChEF Equity Facility. During the year ended December 31, 2023, we issued and sold approximately 588,500 shares of our common stock under the ChEF Equity Facility, resulting in net cash proceeds of $1,278,566. From January 1, 2024 through October 7, 2024, we issued and sold approximately 2,245,391 shares of our common stock under the ChEF Equity Facility, resulting in net cash proceeds of $1,705,193.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our executive officers, financial and accounting officers, our directors, our financial managers and all of our employees. The Board is committed to a high standard of corporate governance practices and, through its oversight role, encourages and promotes a culture of ethical business conduct. A copy of our Code of Business Conduct and Ethics is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Related Person Transactions Policy

Our Board adopted a written Related Person Transactions Policy on October 7, 2022 (the “Policy”) that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we (including any of our subsidiaries, if any) was, is or will be a participant, (ii) the aggregate amount involved exceeds or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest.

Subject to certain limitations, transactions involving compensation for services provided to us as an employee or director will not be considered related person transactions under the Policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. A related person is also someone who has a position or relationship with any firm, corporation or other entity that engages in the transaction if (i) such person is employed or is a general partner or principal or in a similar position with significant decision making influence, or (ii) the direct or indirect ownership by such person and all other foregoing persons, in the aggregate, is 10% or greater in another person which is party to the transaction.

Under the Policy, any related person, or any director, officer or employee of ours who knows of the transaction, must report the information regarding the proposed related person transaction to our Chief Financial Officer and chairperson of the Audit Committee for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the nature of the related person’s interest in the transaction;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

All related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. No director or member of our Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of our Audit Committee.

All of the transactions entered into since the adoption of the Policy have been approved by our Audit Committee.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Dragonfly and other interested persons may communicate with the Board or the chair of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee by writing to the Secretary of Dragonfly at 1190 Trademark Drive, #108, Reno Nevada 89521. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on the review of the copies of these forms furnished to us and representations that no other reports were required, we believe that all forms required to be filed under Section 16 of the Exchange Act for the year ended December 31, 2023 were filed timely, except for the following: we filed a Form 4 for Karina Edmonds on August 30, 2023 to report her purchases of common stock on October 25, 2022 and February 23, 2023.

EXECUTIVE COMPENSATION

The Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives.

Our compensation program is designed to align executives’ compensation with our business objectives and the creation of stockholder value, while helping us to continue to attract, motivate and retain individuals who contribute to our long-term success. Compensation for our executive officers has three primary components: base salary, an annual cash incentive bonus opportunity, and long-term equity-based incentive compensation.

Summary Compensation Table – Fiscal Year 2023

The following table presents information regarding the total compensation awarded to, earned by, or paid to each person serving as our Chief Executive Officer during the fiscal year ended December 31, 2023, the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers during the fiscal years ended December 31, 2023 and December 31, 2022, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer as of December 31, 2023 for services rendered in all capacities to us for the fiscal year ended December 31, 2023. These individuals are our named executive officers (“NEOs”) for fiscal 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Dr. Denis Phares	2023	622,000	—	255,333		—	—	(4)	—	—		877,333
Chief Executive Officer, Interim Chief Financial Officer, President	2022	682,000	806,207	1,531,545		—	—		—	—		3,019,7524
Sean Nichols(5)	2023	—	—	—		—	—		—	615,891	(6)	615,891
Former Chief Operating Officer	2022	598,462	655,587	—		—	—		—	157,693	(7)	1,411,742
Wade Seaburg	2023	340,000	—	81,666		—	—	(8)	—	—		421,666
Chief Revenue Officer	2022	262,115	300,000	489,978		—	—		—	—		1,052,093
Tyler Bourns	2023	280,000	—	39,333		—	—	(9)	—	—		319,333
Chief Marketing Officer	2022	167,500	90,000	235,995		—	—		—	—		493,495
John Marchetti (10)	2023	227,692	175,000	107,667	(10)	—	—	(11)	—	—		510,359
Former Senior Vice President, Operations, Former Chief Financial Officer	2022	316,153	769,366	645,998		—	—		—	11,057	(7)	1,742,574

(1)	The amounts reported in this column represent discretionary bonuses awarded to each executive for performance during the fiscal years ended December 31, 2023 and December 31, 2022.

(2)	The amounts reported in this column reflect the grant date fair value of restricted stock awards granted to the NEOs for performance during the fiscal years ended December 31, 2023 and December 31, 2022 under the 2022 Plan (as defined below) and are accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” beginning on page F-11 of our Notes to Consolidated Financial Statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating these amounts.

(3)	The amounts reported in this column reflect the grant date fair value of stock option awards granted to the NEOs during the fiscal years ended December 31, 2023 and December 31, 2022 under our stock incentive plans and are accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” beginning on page F-11 of our Notes to Consolidated Financial Statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating these amounts.

(4)	On April 12, 2024, Dr. Phares received a contingent cash award in the amount of $510,667 for services performed in December 31, 2023, which will not be paid out to Dr. Phares until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(5)	On November 4, 2022, we announced that Mr. Nichols would be stepping down as our Chief Operating Officer on November 7, 2022

(6)	The amount reported comprises of payments made to Mr. Nichols under his Separation Agreement (as defined below) and the transfer of the title of a Company van during the year ended December 31, 2023.

(7)	The amount reported comprises of payments made to Mr. Nichols under his Separation Agreement during the year ended December 31, 2022.

(8)	On April 12, 2024, Mr. Seaburg received a contingent cash award in the amount of $163,333 for services performed in December 31, 2023, which will not be paid out to Mr. Seaburg until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(9)	On April 12, 2024, Mr. Bourns received a contingent cash award in the amount of $78,668 for services performed in December 31, 2023, which will not be paid out to Mr. Bourns until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(10)	Mr. Marchetti commenced employment as Legacy Dragonfly’s Chief Financial Officer on September 6, 2021. On August 20, 2023, upon mutual agreement between us and Mr. Marchetti, Mr. Marchetti resigned from his position as our Chief Financial Officer. Mr. Marchetti continued in the role of Senior Vice President, Operations until his employment was terminated on April 19, 2024. As a result, Mr. Marchetti’s 239,259 restricted stock units (“RSUs”) were forfeited.

(11)	On April 12, 2024, Mr. Marchetti received a contingent cash award in the amount of $215,333.33 for services performed in December 31, 2023, which was not to be paid out to Mr. Marchetti until we had achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment. As a result of the termination of Mr. Marchetti’s employment, his contingent cash award was forfeited.

Named Executive Officer Employment Agreements

We have entered into employment agreements, dated as of October 11, 2022 with each of Dr. Phares and Mr. Marchetti. On November 7, 2022, we entered into an employment agreement with each of Mr. Seaburg and Mr. Bourns.

Each agreement provides for a three-year initial employment term, with automatic three-year renewal terms thereafter, subject to 90 days’ notice of non-renewal by either party. Each agreement also provides for the executive to receive an annual base salary (Dr. Phares — $622,000; Mr. Marchetti — $370,000; Mr. Seaburg — $340,000; Mr. Bourns — $280,000) and to be eligible for an annual bonus of up to a specified percentage of the executive’s base salary (Dr. Phares — 100%; Mr. Marchetti — 63%; Mr. Seburg – 92%; Mr. Bourns – 30%). The executive is generally eligible for an annual bonus only if he remains employed with us through the date the bonus is paid (or if the executive’s employment terminates due to his death or disability during the year). The executive is also eligible to receive a long-term incentive award each fiscal year with a grant-date value not less than a dollar amount specified in the agreement (Dr. Phares — $1,532,000; Mr. Marchetti — $646,000; Mr. Seaburg — $490,000; Mr. Bourns — $236,000), with the terms and conditions of each such award to be determined by the Compensation Committee. Each agreement also includes non-competition and non-solicitation covenants that apply for 12 months following the executive’s termination of employment, and certain confidentiality and other covenants.

If the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreement) and other than a termination in connection with a change in control as described below, the executive would be entitled to receive (i) cash severance equal to 1.5 times the executive’s annual base salary (in the case of Dr. Phares) or 1.0 times the executive’s annual base salary (in the case of Mr. Marchetti, Mr. Seaburg and Mr. Bourns), payable in installments over two years following the termination date, (ii) reimbursement of monthly COBRA premiums for the executive and his dependents for up to 18 months (in the case of Dr. Phares) or 12 months (in the case of Mr. Marchetti, Mr. Seaburg and Mr. Bourns), and (iii) vesting in full of any time-based equity awards granted by us to the executive (with any performance-based awards to remain eligible to vest following termination if the applicable performance conditions are satisfied). In such circumstances, Dr. Phares would also be entitled to receive payment of 1.5 times the annual bonus he would have received for the fiscal year in which his termination occurs, pro-rated to reflect the portion of the fiscal year he was employed prior to his termination.

If, during the period commencing three months before a change in control and ending 12 months after a change in control, the executive’s employment is terminated by us without cause (or as a result of us not renewing the term of the agreement) or by the executive for good reason, the executive would be entitled to receive the severance benefits described in the preceding paragraph (except that the cash severance would be 1.5 times the executive’s base salary for Mr. Marchetti, Mr. Seaburg and Mr. Bourns, the severance in each case would be payable in a lump sum rather than installments, and the pro-rated bonus provision for Dr. Phares described above would not apply). In addition, the executive’s outstanding stock options granted by us would fully vest and be exercisable for the remainder of the term of the option. In the event any of the executive’s benefits under the agreement would be subject to an excise tax as a “parachute payment” under U.S. tax laws, the executive would be entitled to an additional payment equal to the sum of the excise tax and any additional amount necessary to put the executive in the same after-tax position as if no excise tax has been imposed.

In each case, the executive’s right to receive the severance benefits described above is subject to him providing a release of claims to us and his continued compliance with the restrictive covenants in favor of us in the agreement.

On November 4, 2022, we announced that Sean Nichols, our Chief Operating Officer, would be stepping down to pursue other interests. His last day of employment was November 7, 2022. We have entered into a separation and release agreement (the “Separation Agreement”) with Mr. Nichols that became effective and fully irrevocable on November 2, 2022. Pursuant to the Separation Agreement, Mr. Nichols received a cash payment of $100,000 in one installment in December 2022 and received a cash payment of $1,000,000 in 24 monthly installments commencing in December 2022. Mr. Nichols’ outstanding equity awards granted by us fully vested and, in the case of options, was exercisable for 12 months following his termination date. The Separation Agreement also provides we will pay a portion of Mr. Nichols’ premiums to continue participation in our health insurance plans for up to 18 months following his termination. The Separation Agreement includes a general release of claims by Mr. Nichols and certain restrictive covenants in favor of us, including non-competition and non-solicitation covenants for 12 months following his termination date.

On February 24, 2023, we entered into an amended and restated employment agreement with Mr. Marchetti to provide that Mr. Marchetti will receive a minimum annual bonus of $175,000 for the fiscal year ended December 31, 2023. All other terms of the amended and restated Agreement remain the same as the original agreement.

On August 20, 2023, upon mutual agreement between us and Mr. Marchetti, Mr. Marchetti resigned from his position as our Chief Financial Officer and continued in the role of Senior Vice President, Operations. In connection with Mr. Marchetti’s resignation, on August 20, 2023, the Board appointed Dr. Phares to succeed Mr. Marchetti as our Interim Chief Financial Officer.

Effective April 12, 2024, we entered into amendments to the employment agreements with Dr. Phares, Mr. Marchetti, Mr. Seaburg and Mr. Bourns to amend the terms of their annual equity compensation (the “Amended Employee Agreements”). The Amended Employee Agreements allow us to issue a combination of cash and equity awards on an annual basis up to a specified amount ($1,532,000 for Dr. Phares, $646,000 for Mr. Marchetti, $490,000 for Mr. Seaburg, and $236,000 for Mr. Bourns), subject to approval and such other terms and conditions imposed by the Compensation Committee.

On April 19, 2024, Mr. Marchetti’s employment with us as our Senior Vice President, Operations, was terminated.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding options to acquire our common stock held by each of the NEOs as of December 31, 2023, including the vesting dates for the portions of these awards that had not vested as of that date. The NEOs did not hold any other outstanding equity awards as of that date.

	Option Awards
				Equity
				Incentive
				Plan Awards:
	Number of		Number of	Number of
	Securities		Securities	Securities
	Underlying		Underlying	Underlying
	Unexercised		Unexercised	Unexercised	Option	Option
	Options (#)		Options (#)	Unearned	Exercise	Expiration
Name	Exercisable		Unexercisable	Options (#)	Price ($)	Date
Dr. Denis Phares	177,316		—	—	0.32	12/5/2029
John Marchetti	132,995	(1)	103,423	—	2.89	09/13/2031
Wade Seaburg	7,399		—	—	0.59	06/09/2030
	3,965	(2)	2,443	—	0.59	10/19/2030
	51,716	(3)	36,940	—	2.89	08/04/2031
	13,918	(4)	16,989	—	2.89	12/06/2031
	4,555		—	—	2.89	12/06/2031
Tyler Bourns	27,716	(5)	25,478	—	2.89	12/06/2031

(1)	Stock options vest as to 1/4th on September 10, 2022, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on October 10, 2022. Mr. Marchetti’s employment with us ended on April 19, 2024. As a result, Mr. Marchetti’s vested options were terminated and his unvested options were forfeited on April 19, 2024.

(2)	Stock options vest as to 1/4th on October 14, 2021, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on November 14, 2021.
(3)	Stock options vest as to 1/4th on August 4, 2022, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on September 4, 2022.
(4)	Stock options vest as to 1/4th on December 6, 2021, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on January 6, 2022.
(5)	Stock options vest as to 1/4th on November 23, 2022, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on December 23, 2022.

Equity Grants

For services performed during the year ended December 31, 2023, on April 12, 2024, Dr. Phares was granted 567,407 RSUs, Mr. Marchetti was granted 239,259 RSUs, Mr. Seaburg was granted 181,481 RSUs, and Mr. Bourns was granted 87,407 RSUs. Each of the RSUs granted will vest in three equal annual installments, with the first vesting date on the one (1) year anniversary of the date of issuance and the following two vesting dates on each subsequent anniversary of the date of issuance, subject to each employees’ continued employment as of each vesting date. In addition to the RSU awards, our Board also approved the following cash awards to the above referenced employees: (i) $510,667 to Dr. Phares; (ii) $215,333 to Mr. Marchetti, (iii) $163,333 to Mr. Seaburg; and (iv) $78,668 to Mr. Bourns. Each of the approved cash awards will not be paid out to the employees until we have achieved a minimum cash balance of $30,000,000, and are subject to each employee’s continued employment on the date of payment.

As a result of the termination of Mr. Marchetti’s employment, his 239,259 RSUs and cash award of $215,333.33 were forfeited.

Equity Compensation Plans

In connection with our Business Combination, our Board and stockholders adopted the Dragonfly Energy Holdings Corp. 2022 Equity Incentive Plan (the “2022 Plan”), which provides for the grant of incentive stock options and non-qualified stock options to purchase shares of our common stock and other types of awards, as well as the Dragonfly Energy Holdings Corp. Employee Stock Purchase Plan (the “ESPP”).

The general purpose of the 2022 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2022 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

The general purpose of the ESPP is to provide an additional means to attract, motivate, retain and reward employees and other eligible persons by allowing them to purchase additional shares of our common stock. The ESPP is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions.

Also, in connection with the Business Combination, our Board and stockholders approved the adoption of the Dragonfly Energy Corp. 2019 Stock Incentive Plan (the “2019 Plan”) and the Dragonfly Energy Corp. 2021 Stock Incentive Plan (the “2021 Plan”) in connection with the consummation of the Business Combination.

DIRECTOR COMPENSATION

Director compensation is intended to provide an appropriate level of remuneration considering the responsibilities, time requirements, and accountability of the directors.

Director Compensation Table — Fiscal 2023

The following table sets forth certain information concerning compensation awarded to, earned by, or paid to our Non-Employee Directors for services on our Board during the year ended December 31, 2023. Dr. Phares did not receive any additional compensation for his service on the Board during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jonathan Bellows	58,800	100,000	—	—	158,800
Perry Boyle	58,800	100,000	—	—	158,800
Karina Montilla Edmonds, Ph.D.	68,800	100,000	—	—	168,800
Luisa Ingargiola	98,800	100,000	—	—	198,800
Brian Nelson	73,800	100,000	—	—	173,800
Rick Parod	58,800	100,000	—	—	158,800

(1)	The amount reported in this column reflects the grant date fair value of the stock option and/or RSUs granted to the Non-Employee Directors for services performed during the year ended December 31, 2023 under the 2022 Plan as described above and is accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” beginning on page F-33 of our Notes to Consolidated Financial Statements included this prospectus. As of October 7, 2024, each Non-Employee Director held 222,222 unvested RSUs.

(2)	As of December 31, 2023, the following options remained outstanding: (i) Luisa Ingargiola held options exercisable for 75,852 shares of common stock; and (ii) Brian Nelson held options exercisable for 39,420 shares of common stock.

Defined Contribution Plans

As part of our overall compensation program, we provide all full-time employees, including each of the NEOs, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Our current practice is to match 100% of an employee’s contributions to the plan up to 4% of the employee’s compensation.

Director Compensation

We have adopted a policy that provides for cash and equity compensation for members of our Board of directors who are not employed by us or any of our subsidiaries (our “Non-Employee Directors”). The policy provides that each Non-Employee Director is entitled to receive the following cash compensation for Board service, as applicable:

●	$58,800 annual retainer for service as a Board member;

●	$20,000 additional annual retainer for service as Lead Independent Director; and

●	$20,000 additional annual retainer for service as Chair of the Audit Committee, $15,000 additional annual retainer for service as Chair of the Compensation Committee, and $10,000 additional annual retainer for service as Chair of the Nominating and Corporate Governance Committee.

Under the policy, directors are not paid fees for service as members on any of our standing committees, apart from the Chair fees discussed above. Further, directors must attend at least 75% of all meetings of the Board and all meetings of each committee on which the director sits to be eligible to receive any of the retainers specified above. These annual retainers are paid on a quarterly basis and pro-rated if the director commences service in the applicable position after the start of a fiscal quarter.

Our Compensation Committee also has discretion under the director compensation policy to grant Non-Employee Directors equity-based awards under our 2022 Plan (or any successor equity compensation plan approved by our stockholders). It is currently expected that Non-Employee Directors will receive an award of options, RSUs and/or cash with a value of $300,000 upon their initial appointment to the Board and an award of options, RSUs and/or cash with a value of $100,000 on an annual basis thereafter. For each award, the Compensation Committee will determine at the time of grant the methodology for converting the foregoing dollar amounts to shares and the vesting schedule. The Compensation Committee may approve other grants of equity-based awards to Non-Employee Directors from time to time, on such terms as the Compensation Committee may determine and subject to the applicable provisions of our equity compensation plan then in effect.

Under the policy, Non-Employee Directors are entitled to reimbursement from us for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to meetings of the Board or committees thereof or in connection with other Board-related business.

Our Board may change the terms of our director compensation policy from time to time.

On April 12, 2024, we granted each of our Non-Employee Directors then serving on the Board (i.e. Jonathan Bellows, Perry Boyle, Karina Montilla Edmonds, Luisa Ingargiola, Brian Nelson, and Rick Parod) an award of 222,222 RSUs units under the 2022 Plan that are eligible to vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to the director’s continued service on the Board through each vesting date.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Dragonfly Energy Holdings Corp. submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2023 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2023.

2.	The Audit Committee has discussed with representatives of Marcum LLP the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (Communications with Audit Committees).

3.	The Audit Committee has discussed with Marcum LLP the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Audit Committee of Dragonfly Energy Holdings Corp.

Luisa Ingargiola

Rick Parod

Perry Boyle

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 7, 2024, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to securities held by that person that are currently exercisable or exercisable within 60 days of October 7, 2024 (“Presently Exercisable Securities”), if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

We have not deemed any of the shares of common stock currently issuable pursuant to the ChEF Equity Facility to be outstanding because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of CCM’s control.

The table reflects 62,776,944 shares common stock outstanding as of October 7, 2024 plus any shares issuable upon exercise of Presently Exercisable Securities held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Dragonfly Energy Holdings Corp., 1190 Trademark Drive #108, Reno, Nevada 89521.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Holders:
Dynavolt Technology (HK) Ltd. (1)	11,820,900	18.83%

Named Executive Officers and Directors:
Dr. Denis Phares (2)(3)	16,208,889	25.74%
Sean Nichols (2)	-	-
John Marchetti (4)	-	-
Wade Seaburg (5)	242,541	*
Tyler Bourns (6)	70,712	*
Luisa Ingargiola (7)	127,522	*
Brian Nelson (8)	91,101	*
Perry Boyle	52,000	*
Jonathan Bellows	30,000	*
Rick Parod	30,000	*
Karina Montilla Edmonds	30,300	*
All Executive Officers and Directors as a group (9 persons):	16,883,065	26.89%

* Less than one percent.

(1)	Based on the Schedule 13D filed by Dynavolt Technology (HK) Ltd. (“Dynavolt”) on October 12, 2022. The business address of Dynavolt is Flat/Room 02-03 26/F, Bea Tower Millennium City 5, 418 Kwun Tong Road, Kwun Tong, Hong Kong.

(2)	Excludes 25,000,000 shares of common stock not yet payable as the earnout contingencies have not yet been met and will not be met within 60 days of October 7, 2024.

(3)	Includes (i) 1,217,906 shares held on behalf of the Phares 2021 GRAT dated July 9, 2021, of which Dr. Phares is the trustee, and (ii) 177,316 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 7, 2024.

(4)	On April 19, 2024, Mr. Marchetti’s employment with us was terminated. As a result, his vested options were forfeited and his unvested options were terminated on such date.

(5)	Includes 114,289 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 7, 2024.

(6)	Includes 39,915 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 7, 2024.

(7)	Includes 97,522 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 7, 2024.

(8)	Includes 61,101 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 7, 2024.

PROPOSAL 2

APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

General

On October 6, 2024 , the Board unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval of the effectuation of a reverse stock split pursuant to Nevada Revised Statutes 78.2055 (as amended by the Nevada Legislature in 2023 pursuant to Assembly Bill No. 126), with a ratio in the range of not less than one-for-five (1:5) and not greater than one-for-twenty (1:20), with the exact ratio to be determined by our Board in its discretion at any time within one year after stockholder approval is obtained, to regain compliance with the $1.00 minimum bid price continued listing requirement), with respect to the then-issued and outstanding shares of our common stock. The Reverse Stock Split will also affect then-outstanding options and warrants. The Reverse Stock Split will not affect the number of our authorized shares of common stock.

Approval of this proposal will grant our Board the authority, without further action by our stockholders, to carry out the Reverse Stock Split any time within one year after stockholder approval is obtained, with the exact exchange ratio and timing to be determined at the discretion of our Board (within the range indicated above) and set forth in a public announcement. Even if our stockholders approve this proposal, our Board may determine in its discretion to abandon and not to effectuate the Reverse Stock Split. In addition, our Board may determine to effect the Reverse Stock Split even if the trading price of our shares of our common stock is at or above $1.00 per share.

Background

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “DFLI.” The continued listing requirements of the Nasdaq Capital Market provide, among other things, that our common stock must maintain a closing bid price in excess of $1.00 per share. On December 12, 2023, we received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, for thirty (30) consecutive business days preceding the receipt of the notice, the bid price for our common stock had closed below the minimum $1.00 per share requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Market (the “Minimum Bid Price Requirement”). We were provided an initial period of one hundred eighty (180) calendar days, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement.

Upon receipt on June 7, 2024 of both our application to transfer from The Nasdaq Global Market to The Nasdaq Capital Market and written notification by us of our intent to regain compliance with the Minimum Bid Price Requirement, including by effecting a reverse stock split, if necessary, the Staff notified us in a letter dated June 11, 2024 (the “Second Nasdaq Notice”), that we are eligible for an additional one hundred eighty (180) calendar day period, or until December 6, 2024, to regain compliance (the “Second Compliance Period”). If at any time during this period the bid price of our common stock closes at or above $1.00 per share for a minimum of ten, and generally not more than twenty (20), consecutive business days, the Staff will provide us with written confirmation of compliance and the matter will be closed. The Staff’s determination was based, in part, on our meeting the applicable requirements for initial listing on The Nasdaq Capital Market except for the Minimum Bid Price Requirement. As of the opening of business on June 12, 2024, our common stock began trading on The Nasdaq Capital Market, where it has continued trading under the symbol “DFLI”.

Our Board determined that the continued listing of our common stock on the Nasdaq Capital Market is beneficial for our stockholders. The delisting of our common stock from the Nasdaq Capital Market would likely have very serious consequences for us and our stockholders. If our common stock is delisted from the Nasdaq Capital Market, our Board believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

Approval of this proposal will grant our Board the authority, without further action by our stockholders, to carry out the Reverse Stock Split at any time within one year after stockholder approval is obtained, with the exact exchange ratio (within the range indicated above) and timing to be determined at the discretion of our Board.

Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split.

Effective Time

If this proposal is approved and our Board determines to effect the Reverse Stock Split, the exact timing will be determined at the discretion of our Board and set forth in a public announcement.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split within one year after stockholder approval is obtained, the authority granted in this proposal to implement the Reverse Stock Split will terminate. Our Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Reasons for the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of our common stock outstanding and proportionately increase the market price of our common stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Capital Market. Accordingly, our Board approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in our and our stockholders’ best interests and is likely to improve the trading price of the shares of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above $1.00 per share.

Board Discretion to Implement the Reverse Stock Split

Our Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, our Board would carry out a reverse stock split only upon our Board’s determination that a reverse stock split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, our board of the directors may consider numerous factors including:

●	the historical and projected performance of our common stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on the Nasdaq Capital Market;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the then-prevailing trading price for our common stock and the volume level thereof; and

●	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our Board intends to select a Reverse Stock Split ratio (within the range indicated above) that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

●	As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our common stock in order to meet the continuing listing requirements of the Nasdaq Capital Market. However, the Reverse Stock Split, if effected, may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our common stock, the increase may not be long-term or permanent. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

●	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares. Although our Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to our issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in us. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

The Reverse Stock Split will not affect the number of authorized shares of common stock. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for such purposes as our Board may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to our existing stockholders by decreasing such stockholders’ percentage of equity ownership in us.

Assuming this proposal is approved by the shareholders and implemented by the Board:

	Current (1)	1:5	1:10	1:20
Common Stock Authorized	250,000,000	250,000,000	250,000,000	250,000,000

Common Stock Issued and Outstanding	62,776,944	12,555,389	6,277,694	3,138,847
Number of Shares of Common Stock Reserved for Issuance (2)	89,397,996	17,879,599	8,939,800	4,469,900
Number of Shares of Common Stock Authorized but Unissued and Unreserved	97,825,435	219,565,087	234,782,544	242,391,272
Price per share, based on the closing price of our Common Stock on October 7, 2024 (3)	$0.55	$2.74	$5.49	$10.97

(1)	Data provided is as of October 7, 2024.

(2)	Includes (i) 5,469,125 shares of Common Stock issuable upon exercise of stock options, with a weighted average exercise price of $0.92 per share, under our 2019 Plan, our 2021 Plan, and our 2022 Plan, (ii) 4,828,800 shares of Common Stock available for future issuance under our 2022 Plan, (iii) 3,249,433 shares of Common Stock available for future issuance under our 2022 ESPP, (iv) 10,923,905 shares of Common Stock issuable upon exercise of outstanding public warrants, with an exercise price of $11.50 per share, (v) 570,250 shares of Common Stock issuable upon the exercise of outstanding underwriter warrants, with an exercise price of $2.50 per share, (vi) 9,555,034 share of Common Stock issuable upon the exercise of outstanding penny warrants, with an exercise price of $0.01 per share, (vii) 11,131,900 shares of Common Stock issuable upon the exercise of outstanding investor warrants, with an exercise price of $2.00 per share, and (viii) 18,669,549 shares reserved for future issuance under our ChEF Equity Facility.

(3)	The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of $0.55 of our Common Stock on October 7, 2024.

The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock.

Effect on the Equity Incentive Plans, Outstanding Options and Warrants

If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our equity incentive plans would be reduced in proportion to the ratio selected by our Board. The total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the Reverse Stock Split ratio.

Under the terms of our outstanding equity awards, options and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the equity incentive plans or warrants, which may include rounding the number of shares of common stock issuable down to the nearest whole share.

Potential Anti-Takeover Effect

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of us (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our Board or contemplating a tender offer or other change in control transaction).

Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement any anti-takeover measure.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of common stock hold some or all of their common stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split, if implemented. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

No Dissenter’s or Appraisal Rights

Our stockholders are not entitled to any dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the Internal Revenue Service will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, certain former U.S. citizens and lawful permanent residents of the United States, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities (including S-corporations), traders in securities that elect to mark-to-market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment), (iv) persons liable for the alternative minimum tax, (v) persons that directly, indirectly or constructively, own 5% or more of the total combined voting power of our stock or of the total value of our equity interests or (vi) persons that will hold shares of common stock in connection with a permanent establishment or fixed base outside the United States. This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address U.S. federal tax considerations other than income tax considerations (such as Medicare contribution tax on net investment income, the alternative minimum tax, or estate or gift taxes) or tax considerations arising under any U.S. state or local or non-U.S. laws. In addition, this summary does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular tax consequences of the Reverse Stock Split to them.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization and other than with respect to a U.S. holder that receives a full share in lieu of a fractional share, as described below, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same as such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A U.S. holder that receives a full share in lieu of a fractional share may recognize income as a deemed distribution or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representations as to whether the receipt of one whole share in lieu of a fractional share will result in income as a deemed distribution or gain to any stockholder. U.S. holders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the Reverse Stock Split.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Required Vote

The Reverse Stock Split will be effectuated pursuant to NRS 78.2055, which was amended by the Nevada Legislature in 2023, pursuant to Assembly Bill No. 126. In accordance with such amendment and our bylaws, approval of the Reverse Stock Split requires the affirmative vote of the holders of a majority of the votes cast in person via attendance at the virtual Annual Meeting or by proxy and voting at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL TO AUTHORIZE OUR BOARD, IN ITS DISCRETION AT ANY TIME WITHIN ONE YEAR AFTER STOCKHOLDER APPROVAL IS OBTAINED, TO EFFECT A REVERSE STOCK SPLIT OF ONLY THE THEN-OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK (WITH NO CHANGE TO THE AUTHORIZED CAPITAL STOCK OF THE COMPANY), AT A RATIO OF NOT LESS THAN ONE-FOR-FIVE (1:5) AND NOT GREATER THAN ONE-FOR-TWENTY (1:20), WITH THE EXACT RATIO TO BE DETERMINED BY OUR BOARD AND INCLUDED IN A PUBLIC ANNOUNCEMENT.

PROPOSAL 3

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IN THE EVENT THAT THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND VOTING “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL ARE INSUFFICIENT TO APPROVE SUCH PROPOSAL.

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of the Reverse Stock Split Proposal are insufficient to approve such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the approval of Reverse Stock Split Proposal. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the approval of any such proposal.

Approval Required

The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the votes cast, represented in person or by proxy, at the Annual Meeting. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURMENT OF THE ANNUAL MEETING IN THE EVENT THAT THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND VOTING “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL ARE INSUFFICIENT TO APPROVE SUCH PROPOSAL.

PROPOSAL 4

RATIFICATION OF ACCOUNTANTS

Independent Registered Public Accounting Firm

The Audit Committee of the Board, or the Audit Committee, has appointed Marcum LLP as our independent registered accounting firm for the fiscal year ending December 31, 2024. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm; however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Attendance at Annual Meeting

Representatives of Marcum LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders submitted in writing in accordance with the Annual Meeting procedures.

Fees Billed to the Company in fiscal years 2023 and 2022

On November 15, 2023, Marcum LLP (“Marcum”) was appointed as our independent registered public accounting firm. The aggregate fees billed to us by Marcum for professional services rendered during the twelve months ended December 31, 2023, and 2022, are set forth in the table below:

Fee Category	Twelve months ended December 31, 2023	Twelve months ended December 31, 2022
Audit fees (1)	$440,000	$—
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total Fees	$440,000	$—

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit fees.”

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

(4)	All other fees consist of fees billed for services not associated with audit or tax.

Pre-Approval Practices and Procedures

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. The purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities as it relates to our financial accounting, reporting and controls. The Audit Committee’s principal functions are to assist the Board in its oversight of:

●	the integrity of our accounting and financial reporting processes and the audits of our financial statements by our independent auditors (the “Independent Auditors”);

●	the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Independent Auditors and our senior management;

●	the independence and performance of the Independent Auditors; and

●	our compliance with legal and regulatory requirements.

In accordance with applicable laws, rules and regulations, our Audit Committee charter and pre-approval policies established by the Audit Committee require that the Audit Committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The services performed by, and the fees to be paid to, Marcum in 2023 were approved by the Audit Committee.

Change in Accounting Firm

On November 15, 2023, our Audit Committee dismissed BDO USA, LLP (n/k/a BDO USA, P.C.) (“BDO”) as our independent registered public accounting firm. BDO had served as our independent registered public accounting firm from October 7, 2022 through the period ended September 30, 2023.

BDO’s audit report on our consolidated financial statements as of December 31, 2022 and for the year then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for BDO’s report for the year ended December 31, 2022, which contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

During the fiscal year ended December 31, 2022 and the subsequent interim period through November 15, 2023: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for the following periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth below. As previously disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), our management identified material weaknesses related to maintaining effective controls in the following areas: (i) insufficient number of accounting and financial reporting resources with the appropriate level of knowledge, experience and training; (ii) ineffective identification and assessment of risks impacting internal control over financial reporting; and (iii) ineffective evaluation and determination as to whether the components of internal control were present and functioning. As described in the 2022 Annual Report, the foregoing material weaknesses contributed to the following additional material weaknesses in business processes: (i) designing and implementing procedures surrounding completion, accuracy and review of account reconciliations; (ii) designing and implementing controls to assess the completeness, accuracy and accounting analysis of material contracts entered into by us; (iii) designing and implementing controls to sufficiently supervise and review the work completed by specialist engaged by us; (iv) designing and implementing controls to ensure the accuracy of period-end inventory count procedures to ensure proper financial reporting; and (v) designing and implementing control procedures to ensure the accuracy of the financial statements to the underlying accounting records and ensure the completeness of required disclosure. This reportable event was discussed among our management, the Audit Committee and BDO. We authorized BDO to respond fully to the inquiries of Marcum LLP, the successor accountant, including concerning this reportable event.

During our fiscal years ended December 31, 2022 the subsequent interim periods through November 17, 2023, the date Marcum LLP completed its client acceptance process, neither us nor anyone acting on our behalf consulted with Marcum LLP regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Marcum LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Approval Required

The approval of the Auditor Proposal will require the affirmative vote of the holders of a majority of the votes cast, represented in person or by proxy, at the Annual Meeting. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S independent registered accounting firm FOR THE YEAR ENDING DECEMBER 31, 2024.

ADDITIONAL INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the year ended December 31, 2023 (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Dragonfly Energy Holdings Corp., 1190 Trademark Drive, #108, Reno, Nevada 89521, Attn.: Secretary. Exhibits to the Annual Report will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2023 and certain other related financial and business information are contained in our Annual Report, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement and Annual Report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Dragonfly Energy Holdings Corp., 1190 Trademark Drive, #108, Reno, Nevada 89521 Attn.: Secretary, or at (775) 622 - 3448. Any stockholder who wants to receive a separate copy of this proxy statement or Annual Report, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Submitting Proxy Proposals and Director Nominations for the 2025 Annual Meeting

Proposals to be Considered for Inclusion in our 2025 Proxy Materials

In order for a stockholder proposal to be eligible to be included in our proxy statement and proxy card for the 2024 Annual Meeting of Stockholders, the proposal must (1) be received by us at our principal executive offices, 1190 Trademark Drive, #108, Reno, Nevada 89521, Attn.: Secretary, no later than June 23, 2025, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2024 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that stockholders intend to present at the 2024 Annual Meeting of Stockholders, but do not intend to have included in our proxy statement and form of proxy relating to the 2024 Annual Meeting of Stockholders, must be received by us at our principal executive offices, 1190 Trademark Drive, #108, Reno, Nevada 89521 Attn.: Secretary, not earlier than the close of business on September 3, 2025 and not later than the close of business on October 13, 2025. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2024 Annual Meeting of Stockholders, the notice must be delivered to us not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the later than the close of business of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us. In addition, a stockholder’s notice must include the information required by our Bylaws with respect to each director nomination or proposal of other business that such stockholder intends to present at the 2024 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by September 13, 2025.

By Order of the Board of Directors,

/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Reno, Nevada

October 21, 2024

To assure that your shares are represented at the Annual Meeting, please either (a) vote over the Internet following the instructions provided in this proxy statement, (b) vote by telephone by calling Alliance Advisors at (866) 612-8937 or (c) complete, sign, date and promptly return the proxy card to Dragonfly Energy Holdings Corp.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
866-612-8937

PROXY

DRAGONFLY ENERGY HOLDINGS CORP.

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 12, 2024 AT 9:00 A.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DRAGONFLY ENERGY HOLDINGS CORP.

The undersigned hereby appoints Denis Phares as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and hereby authorize him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Dragonfly Energy Holdings Corp. that the undersigned is entitled to vote at the Dragonfly Energy Holdings Corp. Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 A.M. Pacific Time on November 12, 2024 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

The Annual Meeting of Stockholders will be held virtually. In order to attend the Annual Meeting, you must register at www.web.viewproxy.com/DFLI/2024 by 8:59 p.m. Pacific Time on November 11, 2024. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE TWO DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3 AND 4 AND OTHERWISE AT THE DISCRETION OF THE PROXY. THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed on other side)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

The Proxy Statement and our 2023 Annual Report to Stockholders are available at:

www.web.viewproxy.com/DFLI/2024

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

a. Brian Nelson

b. Jonathan Bellows

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ____________________

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

→ ________________

Date ____

Signature ____

Signature ____
(if held jointly)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Dragonfly Energy Holdings Corp., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at www.web.viewproxy.com/DFLI/2024 using your Virtual Control Number below. Your registration must be received by 8:59 p.m. Pacific Time on November 11, 2024. On the day of the Annual Meeting, if you have properly registered, you may log in to the Annual Meeting by clicking on the link provided and the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement.

VIRTUAL CONTROL NUMBER

→ ________________

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:

Go to www.fcrvote.com/DFLI

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.